Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information, contact: Investor Relations 228-435-8208 investorrelations@thepeoples.com
TWO NEW DIRECTORS ARE ELECTED
TO THE BOARD OF THE PEOPLES BANK
BILOXI, MS (September 28, 2011)—The Board of Directors of Peoples Financial Corporation (NASDAQ Capital Market: PFBX), parent of The Peoples Bank, has elected two directors to the Board of the bank subsidiary, announced Chevis C. Swetman, Chairman and Chief Executive Officer of the holding company and the bank.
The two new directors are Wes Fulmer, executive vice president of The Peoples Bank and Peoples Financial Corporation, and A. Wynn Alexander, president of the Desoto companies engaged in the forest, pole and piling business in Wiggins, MS.
“We are glad to welcome these new directors to the board of The Peoples Bank,” said Swetman. “Wes has provided steady, effective leadership through these recent years of great economic turmoil,” said Swetman. “Wynn has demonstrated keen business insight in founding and managing a number of companies in South Mississippi, and we look forward to the benefit of his perspective as our first director who resides in Stone County,” Swetman added.
A native of Gulfport, MS, Fulmer was named executive vice president of the bank and the parent company in 2006. He started his banking career with Gulf National Bank in Gulfport in 1985 after earning his bachelor’s degree in business administration with an emphasis in banking and finance and his master’s degree in business administration from Mississippi State University.
Fulmer is a graduate of the Mississippi School of Banking, Graduate School of Banking at LSU, and the National Commercial Lending School. He has served as a Trustee for The Mississippi School of Banking. He is presently serving as a director on Mississippi Banking Association Board of Directors.
He is the Immediate Past Chairman of the Mississippi Gulf Coast Chamber of Commerce Board and previously served as President of the Biloxi Chamber. He was recognized as a Director Emeritus of the Biloxi Chamber. He is also a graduate of Leadership Gulf Coast and previously served on that Board of Trustees. He was selected as South Mississippi’s Top Community Leader Class of 2005. Fulmer was given the J.E. “Red” Ruffin Annual Fund Award and the Distinguished Service Award by the Mississippi State University Alumni Association, which he also led as president of the Harrison County chapter.
Alexander was a founding member of the CPA firm Alexander Van Loon Sloan Levens & Favre, and was a partner with the firm until his retirement from accounting in 1997. He is currently president of Desoto Treated Materials, Inc.; Desoto Logging, Inc. and Desoto Land and Timber, Inc. in Wiggins.

A graduate of the University of Southern Mississippi with a bachelor’s degree in accounting and a certified public accountant, he is a retired member of the American Institute of CPAs and the Mississippi Society of CPAs. Mr. Alexander was a founding member of the Foundation for Better Education in Stone County, an organization that has provided college scholarships to at least 15 high school seniors over a number of years. He served on the Mississippi Gulf Coast Community College Foundation Board.
Alexander is a past member of the Rotary Club of Wiggins and the Stone County Economic Development Partnership board, both of which he has served a term as president. His commitment to his community extends to his active participation at First Baptist Church of Wiggins and serving as assistant coach to the Stone High School Tennis Team. He served in the Mississippi National Guard for six years and earned the Eagle Scout designation from the Boy Scouts of America.
Founded in 1896, with $821 million in assets as of June 30, 2011, The Peoples Bank operates 16 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.
The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, listed on the NASDAQ Capital Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.
This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.